UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 8, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                                                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 8.01 of this current report on Form 8-K is incorporated by reference.

Item 8.01 Other Events.

On March 8, 2019, the Board of Directors (the “Board”) of PG&E Corporation (the “Corporation”) determined to further extend the deadline (the “Shareholder Proposal Deadline”) pursuant to the Corporation’s Bylaws for receipt of written notice by a shareholder of any business, including the nomination of any person for election to the Board, to be brought before the Corporation’s 2019 annual meeting of shareholders, including any adjournments, postponements, reschedules or continuations thereof (the “2019 Annual Meeting”), from 5:00 p.m. PST on March 8, 2019 to 5:00 p.m. PDT on March 12, 2019. Any director nomination or other proposal received by the Corporate Secretary of the Corporation prior to 5:00 p.m. PDT on March 12, 2019 and otherwise complying with the Bylaws may be submitted to the shareholders for voting at the 2019 Annual Meeting. This additional extension of the Shareholder Proposal Deadline is applicable only for the 2019 Annual Meeting.

The Corporation continues to be actively engaged in constructive discussions with its shareholders and other stakeholders regarding the previously announced Board refreshment process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Date: March 8, 2019	By:	/s/ LINDA Y. H. CHENG
		Name:	LINDA Y. H. CHENG
		Title:	Vice President, Corporate Governance and Corporate Secretary